EXHIBIT 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES THIRD QUARTER DILUTED EARNINGS PER SHARE OF $0.43; STRONG LOAN GROWTH

NORWICH, NY (October 22, 2012) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income for the nine months ended September 30, 2012 was $41.4 million, down $2.7 million, or 6.2%, from the nine months ended September 30, 2011. Net income per diluted share for the nine months ended September 30, 2012 was $1.23 per share, down from $1.29 per diluted share for the nine months ended September 30, 2011.  The Company incurred approximately $1.9 million in merger related expenses for the first nine months of 2012, as compared to $0.2 million for the same period in 2011.  Merger related expenses had a negative impact on diluted earnings per share of approximately $0.04 in 2012, and a nominal impact in 2011.  Annualized return on average assets and return on average equity were 0.95% and 9.97%, respectively, for the nine months ended September 30, 2012, compared with 1.09% and 10.95%, respectively, for the nine months ended September 30, 2011. Net interest margin (on a fully taxable equivalent or FTE basis) was 3.87% for the nine months ended September 30, 2012, down 26 basis points from 4.13% for the nine months ended September 30, 2011.

Net income for the three months ended September 30, 2012 was $14.5 million, down $0.7 million, or 4.5%, from the three months ended September 30, 2011.  Net income per diluted share for the three months ended September 30, 2012 was $0.43 per share, down from $0.45 per diluted share for the three months ended September 30, 2011. The Company incurred approximately $0.6 million in merger related expenses for the three months ended September 30, 2012, as compared to $0.2 million for the same period in 2011.  Merger related expenses had a negative impact on diluted earnings per share of approximately $0.01 for the three months ended September 30, 2012, and a nominal impact for the same period in 2011.  Annualized return on average assets and return on average equity were 0.97% and 10.13%, respectively, for the three months ended September 30, 2012, compared with 1.12% and 11.21%, respectively, for the three months ended September 30, 2011. FTE net interest margin was 3.90% for the three months ended September 30, 2012, down 24 basis points from 4.14% for the three months ended September 30, 2011.

Selected highlights for the third quarter of 2012 include:

•	Announced the planned acquisition of Alliance Financial Corporation, a $1.4 billion financial holding company headquartered in Syracuse, N.Y., expected to close in early 2013.

•	Year to date organic loan growth of 8.3% (annualized) driven by:

▪	Commercial loan growth of 12.3% (annualized)

▪	Consumer loan growth of 12.0% (annualized)

•	Net interest margin was 3.90% for the third quarter of 2012, up 8 basis points on a linked quarter basis.

•	Annualized net charge-off ratio was 0.47% as compared to 0.55% for the same period last year.

"At NBT we continue to leverage opportunities to invest in our future success through acquisition, including our expansion in New England and our recently announced merger agreement with Alliance Financial Corporation," said NBT President and CEO Martin Dietrich. "Acquiring the Alliance franchise in the greater Syracuse market is an exciting opportunity for strategic expansion that will be a great complement to our existing footprint in central New York. In addition, we remain focused on organic growth and banking fundamentals. We are generating strong organic loan growth and maintaining a quality loan portfolio through the efforts of our customer-oriented team of community bankers. We are pleased with our results through the first three quarters of 2012, particularly in light of the pressures that the economy and regulatory environment continue to place on banks."

Loan and Lease Quality and Provision for Loan and Lease Losses

The Company recorded a provision for loan and lease losses of $13.3 million during the nine months ended September 30, 2012, compared with $15.2 million for the nine months ended September 30, 2011. Net charge-offs were $13.9 million for the nine months ended September 30, 2012, down from $15.1 million for the same period in 2011, due primarily to the charge-off of one large commercial loan during the first quarter of 2011, as well as the general improvement in asset quality indicators in 2012.  The annualized net charge-off ratio for the nine months ended September 30, 2012 was 0.47%, compared to 0.55% for the nine months ended September 30, 2011.

The Company recorded a provision for loan and lease losses of $4.8 million during the three months ended September 30, 2012, compared with $5.2 million for the three months ended September 30, 2011. Net charge-offs were $4.8 million and the annualized net charge-off ratio was 0.45% for the three months ended September 30, 2012.  Net charge-offs were $4.3 million and the annualized net charge-off ratio was 0.47% for the three months ended September 30, 2011.

Past due loans as a percentage of total loans was 0.65% at September 30, 2012, up from 0.54% at June 30, 2012, and down from 0.89% at December 31, 2011.  Nonperforming loans remained flat at $45.6 million September 30, 2012 compared with June 30, 2012, and up from $41.5 million at December 31, 2011.

The allowance for loan and lease losses totaled $70.7 million at September 30, 2012, compared to $71.3 million at December 31, 2011.  The allowance for loan losses as a percentage of loans and leases was 1.66% at September 30, 2012, compared to 1.88% at December 31, 2011.  This reduction was due primarily to acquired loans that were recorded at fair value at acquisition.  As acquired loans do not have a related allowance recorded, the acquisition resulted in a decrease of 9 basis points in the allowance for loan losses as a percentage of total loans as of September 30, 2012.   The balance of the reduced allowance is due to improvement in asset quality indicators throughout the year, as well as improvement in certain economic indicators.

Net Interest Income

Net interest income was up to $151.8 million for the nine months ended September 30, 2012, compared with $149.8 million for the nine months ended September 30, 2011. The Company's FTE net interest margin was 3.87% for the nine months ended September 30, 2012, down from 4.13% for the nine months ended September 30, 2011.  Average earning assets for the nine months ended September 30, 2012 was $5.3 billion, compared to $5.0 billion for the same period of 2011.  This increase offset the decline in net interest margin, resulting in a $2.0 million increase in net interest income for nine months ended September 30, 2012.

While the yield on interest bearing liabilities decreased 17 basis points, the yield on interest earning assets declined 40 basis points, resulting in margin compression for the nine months ended September 30, 2012, compared to the same period for 2011.  The yield on securities available for sale was 2.51% for the nine months ended September 30, 2012, compared with 3.06% for the nine months ended September 30, 2011. This decrease was due primarily to the reinvestment of cash flows from maturing securities and cash received from branch acquisitions in 2011 and the first quarter of 2012 into lower yielding securities in the current rate environment. The average balance of securities available for sale for the nine months ended September 30, 2012 was $1.2 billion, up approximately $90.6 million, or 8.2%, from the nine months ended September 30, 2011. This increase was due primarily to reinvestment of maturing held to maturity securities into available for sale securities, and investment of liquidity from branch acquisition activity and deposit growth into available for sale securities. The yield on loans and leases was 5.21% for the nine months ended September 30, 2012, compared with 5.63% for the nine months ended September 30, 2011. The average balance of loans and leases for the nine months ended September 30, 2012 was $4.0 billion, up approximately $331.8 million, or 9.1%, from the nine months ended September 30, 2011.  The reduction in yields on earning assets was partially offset by a reduction in rates paid on interest bearing liabilities.  The rate on time deposits was 1.50% for the nine months ended September 30, 2012, compared with 1.83% for the nine months ended September 30, 2011.  The rate on money market deposit accounts was 0.20% for the nine months ended September 30, 2012, compared with 0.37% for the nine months ended September 30, 2011.

Net interest income was up to $52.6 million for the three months ended September 30, 2012, compared with $50.4 million for the three months ended September 30, 2011. The Company's FTE net interest margin was 3.90% for the three months ended September 30, 2012, down from 4.14% for the three months ended September 30, 2011.  The increase in average earning assets for the three months ended September 30, 2012 as compared to the same period of 2011 offset the decline in net interest margin, resulting in the increase in net interest income over the same period last year.

While the yield on interest bearing liabilities decreased 16 basis points, the yield on interest earning assets declined 37 basis points, resulting in margin compression for the three months ended September 30, 2012, compared to the same period for 2011.  The yield on securities available for sale was 2.39% for the three months ended September 30, 2012, as compared with 2.95% for the three months ended September 30, 2011. This decrease was due primarily to the reinvestment of cash flows from maturing securities and cash received from branch acquisitions into lower yielding securities in the current rate environment. The average balance of securities available for sale for the three months ended September 30, 2012 was $1.2 billion, up approximately $48.2 million, or 4.3%, from the three months ended September 30, 2011. This increase was due primarily to reinvestment of maturing held to maturity securities into available for sale securities, and investment of liquidity from branch acquisition activity and deposit growth into available for sale securities. The yield on loans and leases was 5.12% for the three months ended September 30, 2012, compared with 5.51% for the three months ended September 30, 2011. The average balance of loans and leases for the three months ended September 30, 2012 was $4.2 billion, up approximately $510.4 million, or 13.8%, from the three months ended September 30, 2011.  The reduction in yields on earning assets was partially offset by a reduction in rates paid on interest bearing liabilities.  The rate on time deposits was 1.35% for the three months ended September 30, 2012, compared with 1.75% for the three months ended September 30, 2011.  The rate on money market deposit accounts was 0.18% for the three months ended September 30, 2012, compared with 0.31% for the three months ended September 30, 2011.

Noninterest Income

Noninterest income for the nine months ended September 30, 2012 was $65.4 million, up 8.6% or $5.2 million, compared with $60.2 million for the same period in 2011.  Insurance and other financial services revenue increased approximately $1.1 million for the nine months ended September 30, 2012, compared to the nine months ended September 30, 2011.  This increase was due primarily to the acquisition of an insurance agency during the second quarter of 2011 as well as organic growth in commercial product lines.  ATM and debit card fees increased approximately $0.7 million for the nine months ended September 30, 2012, compared to the nine months ended September 30, 2011, due primarily to an increase in card usage and customer base. Retirement plan administration fees increased approximately $0.7 million for the nine months ended September 30, 2012, compared to the nine months ended September 30, 2011, due primarily to an increase in customer base.  Other noninterest income increased approximately $4.6 million for the nine months ended September 30, 2012 as compared to September 30, 2011. This increase was due primarily to a $1.1 million payoff gain on a purchased commercial real estate loan, as well as a prepayment penalty fee collected of $0.8 million during the nine months ended September 30, 2012 related to a previously disclosed loss of a retirement plan client.  In addition, mortgage banking revenue increased approximately $2.0 million for the nine months ended September 30, 2012 as compared to the same period in 2011 as the Company sold certain residential mortgages as market conditions warranted.  The Company sold approximately $39.3 million residential mortgages during the first nine months of 2012, as compared to no sales during the first nine months of 2011.  The Company also realized net securities gains of approximately $0.6 million during the nine months ended September 30, 2012, as compared to $0.1 million for the same period in 2011. These increases were partially offset by a decrease in service charges on deposit accounts of approximately $2.5 million, or 15.7%, for the nine months ended September 30, 2012, compared with the same period in 2011 primarily due to a decrease in overdraft fee income.

Noninterest income for the three months ended September 30, 2012 was $21.6 million, up 7.1% or $1.4 million, compared with $20.2 million for the same period in 2011.  Insurance and other financial services revenue increased approximately $0.5 million for the three months ended September 30, 2012, compared to the three months ended September 30, 2011.  This increase was due primarily to organic growth in commercial product lines.  Retirement plan administration fees increased approximately $0.4 million for the three months ended September 30, 2012, compared to the three months ended September 30, 2011, due primarily to an increase in customer base.  Other noninterest income increased approximately $1.1 million for the three months ended September 30, 2012 as compared to the three months ended September 30, 2011. This increase was due primarily to an increase in mortgage banking activity during the three months ended September 30, 2012 as compared with the three months ended September 30, 2011.  The Company sold approximately $9.7 million residential mortgages during the three months ended September 30, 2012, as compared to no sales during the same period in 2011.  These increases were partially offset by a decrease in service charges on deposit accounts of approximately $0.9 million, or 16.4%, for the three months ended September 30, 2012, compared with the same period in 2011 primarily due to the aforementioned decrease in overdraft fee income.

Noninterest Expense and Income Tax Expense

Noninterest expense for the nine months ended September 30, 2012 was $145.3 million, up $12.0 million or 9.0%, for the same period in 2011. Salaries and employee benefits increased $4.3 million, or 5.7%, for the nine months ended September 30, 2012, compared with the same period in 2011. This increase was due primarily to increases in full-time-equivalent employees from acquisitions, merit increases, and increased pension expenses.  Professional fees and outside services increased $1.5 million, or 23.2%, for the nine months ended September 30, 2012 as compared to the same period in 2011. Data processing and communications expenses increased approximately $1.0 million, or 10.5%, for the nine months ended September 30, 2012 as compared to the same period in 2011, due primarily to expansion into new markets.  Merger related expenses totaled $1.9 million in the first nine months of 2012, as compared to $0.2 million for the same period in 2011.  Other operating expenses increased $2.0 million in the first nine months of 2012 as compared with the same period in 2011.  These increases were partially offset by a decrease in Federal Deposit Insurance Corporation ("FDIC") expenses of approximately $0.6 million for the nine months ended September 30, 2012 as compared to the nine months ended September 30, 2011. This decrease was due to the FDIC redefining the deposit insurance assessment base effective the second quarter of 2011. Income tax expense for the nine month period ended September 30, 2012 was $17.0 million, down from $17.4 million for the same period in 2011. The effective tax rate was 29.1% for the nine months ended September 30, 2012, compared to 28.2% for the same period in 2011.

Noninterest expense for the three months ended September 30, 2012 was $49.4 million, up $4.4 million or 9.7%, for the same period in 2011.  Salaries and employee benefits increased $1.6 million, or 6.3%, for the three months ended September 30, 2012, compared with the same period in 2011. This increase was due primarily to increases in full-time-equivalent employees from acquisitions, merit increases, and increased pension expenses. Occupancy expenses for the three months ended September 30, 2012 increased $0.6 million, or 14.1%, over the same period in 2011 primarily due to aforementioned expansion.  Professional fees and outside services increased approximately $0.5 million, or 23.5%, for the three months ended September 30, 2012 as compared to the same period in 2011, due primarily to a nonrecurring consulting fee incurred during the period.  Merger related expenses totaled $0.6 million for the three months ended September 30, 2012 as compared with $0.2 for the same period in 2011, which also contributed to the increase in noninterest expense for the period.  Other operating expenses increased $0.8 million for the three months ended September 30, 2012 as compared to the same period in 2011.  Income tax expense for the three month period ended September 30, 2012 was $5.5 million, up from $5.1 million for the same period in 2011. The effective tax rate was 27.5% for the three months ended September 30, 2012, compared to 25.2% for the same period in 2011.

Balance Sheet

Total assets were $6.0 billion at September 30, 2012, up $430.5 million or 7.7% from December 31, 2011. Loans and leases were $4.3 billion at September 30, 2012, up $450.9 million from December 31, 2011. Total deposits were $4.8 billion at September 30, 2012, up $438.9 million from December 31, 2011. Stockholders' equity was $576.7 million, representing a total equity-to-total assets ratio of 9.56% at September 30, 2012, compared with $538.1 million or a total equity-to-total assets ratio of 9.61% at December 31, 2011.

Stock Repurchase Program

        Under previously disclosed stock repurchase plans, the Company purchased 769,568 shares of its common stock during the nine month period ended September 30, 2012, for a total of $15.5 million at an average price of $20.13 per share.  At September 30, 2012, there were 748,013 shares available for repurchase under a previously disclosed repurchase plan, which expires on December 31, 2013.

Dividend

The NBT Board of Directors declared a 2012 fourth-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on December 15, 2012 to shareholders of record as of December 1, 2012.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $6.0 billion at September 30, 2012. The company primarily operates through NBT Bank, N.A., a full-service community bank with three divisions, and through two financial services companies. NBT Bank, N.A. has 137 locations, including 97 NBT Bank offices in upstate New York, northwestern Vermont and western Massachusetts, 35 Pennstar Bank offices in northeastern Pennsylvania, and 5 Hampshire First Bank offices in southern New Hampshire. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.hampshirefirst.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT's control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

			Net		Percent
	2012	2011	Change		Change
	(dollars in thousands, except per share data)

Three Months Ended September 30,
Net Income	$14,535	$15,217	$(682)		-4%
Diluted Earnings Per Share	$0.43	$0.45	$(0.02)		-4%
Weighted Average Diluted Common Shares Outstanding	33,961,375	33,567,564	393,811		1%
Return on Average Assets (1)	0.97%	1.12%	-15	bp	-13%
Return on Average Equity (1)	10.13%	11.21%	-108	bp	-10%
Net Interest Margin (2)	3.90%	4.14%	-24	bp	-6%

Nine Months Ended September 30,
Net Income	$41,442	$44,179	$(2,737)		-6%
Diluted Earnings Per Share	$1.23	$1.29	$(0.06)		-5%
Weighted Average Diluted Common Shares Outstanding	33,626,071	34,159,833	(533,762)		-2%
Return on Average Assets (1)	0.95%	1.09%	-14	bp	-13%
Return on Average Equity (1)	9.97%	10.95%	-98	bp	-9%
Net Interest Margin (2)	3.87%	4.13%	-26	bp	-6%

Asset Quality	September 30,	December 31,
	2012	2011
Nonaccrual Loans	$42,661	$38,290
90 Days Past Due and Still Accruing	$2,963	$3,190
Total Nonperforming Loans	$45,624	$41,480
Other Real Estate Owned	$1,863	$2,160
Total Nonperforming Assets	$47,487	$43,640
Allowance for Loan and Lease Losses	$70,734	$71,334
Allowance for Loan and Lease Losses to Total Loans and Leases	1.66%	1.88%
Total Nonperforming Loans to Total Loans and Leases	1.07%	1.09%
Total Nonperforming Assets to Total Assets	0.79%	0.78%
Past Due Loans to Total Loans and Leases	0.65%	0.89%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	155.04%	171.97%
Net Charge-Offs to YTD Average Loans and Leases (1)	0.47%	0.56%

Capital
Equity to Assets	9.56%	9.61%
Book Value Per Share	$17.09	$16.23
Tangible Book Value Per Share (3)	$12.06	$11.70
Tier 1 Leverage Ratio	8.51%	8.74%
Tier 1 Capital Ratio	10.82%	11.56%
Total Risk-Based Capital Ratio	12.07%	12.81%

Quarterly Common Stock Price	2012		2011
Quarter End	High	Low	High	Low
March 31	$24.10	$20.75	$24.98	$21.55
June 30	$22.50	$19.19	$23.32	$20.62
September 30	$22.89	$19.91	$23.25	$17.05
December 31			$22.63	$17.47

(1)	Annualized
(2)	Calculated on a FTE basis
(3)	Tangible equity (total equity minus intangible assets) divided by common shares outstanding

NBT Bancorp Inc. and Subsidiaries	September 30,	December 31,
Consolidated Balance Sheets (unaudited)	2012	2011
(in thousands)

ASSETS
Cash and due from banks	$137,747	$128,517
Short term interest bearing accounts	2,693	864
Securities available for sale, at fair value	1,191,107	1,244,619
Securities held to maturity (fair value of $62,401 and $72,198 at September 30, 2012 and December 31, 2011, respectively)	61,302	70,811
Trading securities	3,851	3,062
Federal Reserve and Federal Home Loan Bank stock	28,706	27,020
Loans and leases	4,251,119	3,800,203
Less allowance for loan and lease losses	70,734	71,334
Net loans and leases	4,180,385	3,728,869
Premises and equipment, net	77,326	74,541
Goodwill	152,251	132,029
Intangible assets, net	17,346	18,194
Bank owned life insurance	79,854	77,626
Other assets	96,348	92,254
TOTAL ASSETS	$6,028,916	$5,598,406

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,187,502	$1,052,906
Savings, NOW, and money market	2,599,556	2,381,116
Time	1,018,957	933,127
Total deposits	4,806,015	4,367,149
Short-term borrowings	137,365	181,592
Long-term debt	367,144	370,344
Trust preferred debentures	75,422	75,422
Other liabilities	66,309	65,789
Total liabilities	5,452,255	5,060,296

Total stockholders' equity	576,661	538,110

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,028,916	$5,598,406

	Three Months Ended		Nine Months Ended
NBT Bancorp Inc. and Subsidiaries	September 30,		September 30,
Consolidated Statements of Income (unaudited)	2012	2011	2012	2011
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$53,817	$50,991	$154,534	$152,977
Securities available for sale	6,550	7,771	21,024	23,622
Securities held to maturity	572	680	1,829	2,225
Other	348	342	1,153	1,275
Total interest, fee and dividend income	61,287	59,784	178,540	180,099
Interest expense:
Deposits	4,544	5,352	14,521	17,690
Short-term borrowings	60	56	149	166
Long-term debt	3,640	3,621	10,801	10,783
Trust preferred debentures	436	394	1,319	1,683
Total interest expense	8,680	9,423	26,790	30,322
Net interest income	52,607	50,361	151,750	149,777
Provision for loan and lease losses	4,755	5,175	13,329	15,161
Net interest income after provision for loan and lease losses	47,852	45,186	138,421	134,616
Noninterest income:
Insurance and other financial services revenue	5,591	5,127	17,024	15,925
Service charges on deposit accounts	4,626	5,532	13,538	16,059
ATM and debit card fees	3,378	3,135	9,403	8,731
Retirement plan administration fees	2,718	2,295	7,462	6,734
Trust	2,242	2,090	6,683	6,384
Bank owned life insurance income	639	674	2,228	2,369
Net securities gains	26	12	578	98
Other	2,407	1,329	8,449	3,881
Total noninterest income	21,627	20,194	65,365	60,181
Noninterest expense:
Salaries and employee benefits	26,641	25,068	78,358	74,107
Occupancy	4,437	3,887	13,150	12,396
Data processing and communications	3,352	3,054	10,041	9,085
Professional fees and outside services	2,735	2,215	7,848	6,369
Equipment	2,435	2,288	7,224	6,658
Office supplies and postage	1,597	1,531	4,842	4,418
FDIC expenses	939	920	2,812	3,381
Advertising	701	685	2,308	2,286
Amortization of intangible assets	870	782	2,530	2,286
Loan collection and other real estate owned	614	676	2,051	1,838
Merger	558	155	1,895	155
Other operating	4,552	3,785	12,236	10,285
Total noninterest expense	49,431	45,046	145,295	133,264
Income before income taxes	20,048	20,334	58,491	61,533
Income taxes	5,513	5,117	17,049	17,354
Net income	$14,535	$15,217	$41,442	$44,179
Earnings Per Share:
Basic	$0.43	$0.46	$1.24	$1.30
Diluted	$0.43	$0.45	$1.23	$1.29

NBT Bancorp Inc. and Subsidiaries	3Q	2Q	1Q	4Q	3Q
Quarterly Consolidated Statements of Income (unaudited)	2012	2012	2012	2011	2011
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$53,817	$50,509	$50,208	$51,393	$50,991
Securities available for sale	6,550	7,108	7,366	7,461	7,771
Securities held to maturity	572	617	640	661	680
Other	348	413	392	383	342
Total interest, fee and dividend income	61,287	58,647	58,606	59,898	59,784
Interest expense:
Deposits	4,544	4,834	5,143	5,330	5,352
Short-term borrowings	60	48	41	39	56
Long-term debt	3,640	3,580	3,581	3,621	3,621
Trust preferred debentures	436	434	449	409	394
Total interest expense	8,680	8,896	9,214	9,399	9,423
Net interest income	52,607	49,751	49,392	50,499	50,361
Provision for loan and lease losses	4,755	4,103	4,471	5,576	5,175
Net interest income after provision for loan and lease losses	47,852	45,648	44,921	44,923	45,186
Noninterest income:
Insurance and other financial services revenue	5,591	5,279	6,154	4,918	5,127
Service charges on deposit accounts	4,626	4,571	4,341	5,405	5,532
ATM and debit card fees	3,378	3,063	2,962	2,911	3,135
Retirement plan administration fees	2,718	2,411	2,333	2,184	2,295
Trust	2,242	2,312	2,129	2,480	2,090
Bank owned life insurance income	639	618	971	716	674
Net securities gains	26	97	455	52	12
Other	2,407	2,331	3,711	1,464	1,329
Total noninterest income	21,627	20,682	23,056	20,130	20,194
Noninterest expense:
Salaries and employee benefits	26,641	24,992	26,725	25,105	25,068
Occupancy	4,437	4,222	4,491	3,967	3,887
Data processing and communications	3,352	3,431	3,258	3,186	3,054
Professional fees and outside services	2,735	2,388	2,725	2,552	2,215
Equipment	2,435	2,409	2,380	2,206	2,288
Office supplies and postage	1,597	1,574	1,671	1,655	1,531
FDIC expenses	939	942	931	886	920
Advertising	701	805	802	1,174	685
Amortization of intangible assets	870	841	819	760	782
Loan collection and other real estate owned	614	799	638	793	676
Merger	558	826	511	649	155
Other operating	4,552	4,161	3,523	4,479	3,785
Total noninterest expense	49,431	47,390	48,474	47,412	45,046
Income before income taxes	20,048	18,940	19,503	17,641	20,334
Income taxes	5,513	5,683	5,853	3,919	5,117
Net income	$14,535	$13,257	$13,650	$13,722	$15,217
Earnings per share:
Basic	$0.43	$0.40	$0.41	$0.42	$0.46
Diluted	$0.43	$0.40	$0.41	$0.41	$0.45

Three Months ended September 30,
		2012			2011
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$10,392	$11	0.43%	$25,088	$11	0.17%
Securities available for sale (1)(excluding unrealized gains or losses)	1,168,326	7,023	2.39%	1,120,083	8,317	2.95%
Securities held to maturity (1)	62,746	861	5.46%	74,482	1,026	5.46%
Investment in FRB and FHLB Banks	28,706	337	4.67%	27,022	329	4.84%
Loans and leases (2)	4,197,046	54,046	5.12%	3,686,693	51,227	5.51%
Total interest earning assets	$5,467,216	$62,278	4.53%	$4,933,368	$60,910	4.90%
Other assets	504,194			442,275
Total assets	$5,971,410			$5,375,643

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,111,624	$495	0.18%	$1,036,572	$811	0.31%
NOW deposit accounts	686,768	377	0.22%	631,284	483	0.30%
Savings deposits	706,927	149	0.08%	615,168	170	0.11%
Time deposits	1,035,868	3,523	1.35%	882,896	3,888	1.75%
Total interest bearing deposits	$3,541,187	$4,544	0.51%	$3,165,920	$5,352	0.67%
Short-term borrowings	178,277	60	0.13%	172,370	56	0.13%
Trust preferred debentures	75,422	436	2.30%	75,422	394	2.07%
Long-term debt	367,146	3,640	3.94%	370,349	3,621	3.88%
Total interest bearing liabilities	$4,162,032	$8,680	0.83%	$3,784,061	$9,423	0.99%
Demand deposits	1,173,638			983,318
Other liabilities	64,860			69,860
Stockholders' equity	570,880			538,404
Total liabilities and stockholders' equity	$5,971,410			$5,375,643
Net interest income (FTE)		53,598			51,487
Interest rate spread			3.70%			3.91%
Net interest margin			3.90%			4.14%
Taxable equivalent adjustment		991			1,126
Net interest income		$52,607			$50,361

(1)	Securities are shown at average amortized cost
(2)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Nine Months ended September 30,
		2012			2011
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$64,040	$131	0.27%	$97,973	$191	0.26%
Securities available for sale (1)(excluding unrealized gains or losses)	1,196,389	22,483	2.51%	1,105,777	25,330	3.06%
Securities held to maturity (1)	67,237	2,757	5.48%	84,660	3,353	5.29%
Investment in FRB and FHLB Banks	27,874	1,022	4.90%	27,112	1,084	5.34%
Loans and leases (2)	3,982,486	155,230	5.21%	3,650,667	153,678	5.63%
Total interest earning assets	$5,338,026	$181,623	4.54%	$4,966,189	$183,636	4.94%
Other assets	476,575			428,959
Total assets	$5,814,601			$5,395,148

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,105,616	$1,646	0.20%	$1,070,971	$2,937	0.37%
NOW deposit accounts	695,502	1,387	0.27%	667,012	1,745	0.35%
Savings deposits	675,346	391	0.08%	599,173	517	0.12%
Time deposits	988,596	11,097	1.50%	911,161	12,491	1.83%
Total interest bearing deposits	$3,465,060	$14,521	0.56%	$3,248,317	$17,690	0.73%
Short-term borrowings	170,903	149	0.12%	153,857	166	0.14%
Trust preferred debentures	75,422	1,319	2.34%	75,422	1,683	2.98%
Long-term debt	368,592	10,801	3.91%	369,930	10,783	3.90%
Total interest bearing liabilities	$4,079,977	$26,790	0.88%	$3,847,526	$30,322	1.05%
Demand deposits	1,116,210			940,332
Other liabilities	63,232			67,968
Stockholders' equity	555,182			539,322
Total liabilities and stockholders' equity	$5,814,601			$5,395,148
Net interest income (FTE)		154,833			153,314
Interest rate spread			3.67%			3.89%
Net interest margin			3.87%			4.13%
Taxable equivalent adjustment		3,083			3,537
Net interest income		$151,750			$149,777

(1)	Securities are shown at average amortized cost
(2)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and Leases (Unaudited)

	September 30,	December 31,
(In thousands)	2012	2011
Residential real estate mortgages	$650,448	$581,511
Commercial	697,213	611,298
Commercial real estate mortgages	1,083,675	888,879
Real estate construction and development	99,181	93,977
Agricultural and agricultural real estate mortgages	112,822	108,423
Consumer	1,031,572	946,470
Home equity	576,208	569,645
Total loans and leases	$4,251,119	$3,800,203